EXHIBIT 99.1
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Dawson Geophysical Reports Profitable Third Quarter
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MIDLAND, Texas, July 27, 2004/ PRNewswire/-The following was released by Dawson
Geophysical Company (NASDAQ DWSN-news)

Dawson Geophysical Company (NASDAQ DWSN) today reported continuing profitability for the fourth consecutive quarter earning $1,989,000 ($0.35 per diluted share) for the three months ending June 30, 2004, compared with a net loss in the prior year period of $1,407,000 ($0.26 per share).

For the nine months ending June 30, 2004, the Company earned $4,494,000 ($0.80 per diluted share) compared to a net loss in the prior year period of $1,456,000 ($0.27 per share).

Revenues for the June quarter of $17,112,000 represented a 52 percent increase over the prior year period. For the nine months, revenues of $47,790,000 exceeded those of the prior year by 30 percent.

The Company's continued improved performance is due to increasing demand for the Company's high-resolution 3-D seismic surveys, its expanded operations, modest price increases along with increased payments for lost time due to weather. Driving increased exploration efforts by the Company's client base are current price levels for crude oil and natural gas along with the general belief that such prices may stabilize.

The Company operated seven seismic data acquisition crews continuously throughout the June quarter and fielded an eighth crew on July 12th of the current quarter. Funding of approximately $10,000,000 during fiscal 2004 for the deployment of two recording crews, energy sources, additional recording channels for all eight crews, vehicles, and maintenance investment has been from operating cash flow and existing cash reserves. These expansions have elevated the Company to the position of number one provider of onshore seismic services in the U.S. lower 48 states in terms of active crew count according to the July 1 issue of the World Geophysical News. Moreover, of greater measure of capability, the Company's recording channel count now exceeds 32,000, enabling performance of surveys of virtually all sizes and specifications required by current state-of-the-industry high end standards.

The Company's order book currently exceeds six months of capacity operations, largely attributable to its reputation as a quality provider offering flexibility and adaptability to a complete range of operational requirements. Establishment and enlargement of offices in Houston, Denver and Oklahoma City has placed the Company conveniently near an expanded clientele.

Founded in 1952, Dawson Geophysical Company acquires and processes 2-D, 3-D and multi-component seismic data used in analyzing subsurface geologic conditions for the potential of oil and natural gas accumulation. Dawson's clients-major and intermediate-sized oil and gas companies and independent oil operators-retain exclusive rights to the information obtained.

The Company operates highly mobile, land-based acquisition crews throughout the lower 48 states. Data processing is performed by geophysicists at Dawson's computer center in the Midland, Texas headquarters. The Company also provides data processing services through the Houston, Texas office.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may impact the Company's actual results of operations. Please see the Company's Form 10-K for the fiscal year ended September 30, 2003 for a more complete discussion of such risk factors.

STATEMENTS OF OPERATIONS
(Unaudited)

                                                                Three Months Ended June 30,            Nine Months Ended June 30,
                                                              ------------------------------         ------------------------------
                                                                  2004              2003                 2004              2003
                                                              ------------      ------------         ------------      ------------
Operating revenues                                            $ 17,112,000      $ 11,291,000         $ 47,790,000      $ 36,897,000
Operating costs:
       Operating expenses                                       13,504,000        11,046,000           38,457,000        33,762,000
       General and administrative                                  648,000           580,000            1,867,000         1,775,000
       Depreciation                                              1,156,000         1,148,000            3,381,000         3,271,000
                                                              ------------      ------------         ------------      ------------
                                                                15,308,000        12,774,000           43,705,000        38,808,000

Income (loss) from operations                                    1,804,000        (1,483,000)           4,085,000        (1,911,000)
Other income:
       Interest income                                              58,000            73,000              175,000           256,000
       Gain (loss) on disposal of assets                            (1,000)               --               (4,000)           21,000
       Gain (loss) on sale of short-term investments               (15,000)               --              (15,000)           52,000
          Other                                                    143,000             3,000              253,000           126,000
                                                              ------------      ------------         ------------      ------------
Income (loss) before income tax                                  1,989,000        (1,407,000)           4,494,000        (1,456,000)

Income tax (expense) benefit:                                           --                --                   --                --

Net income (loss)                                             $  1,989,000      $ (1,407,000)        $  4,494,000      $ (1,456,000)
                                                              ============      ============         ============      ============

Net income (loss) per common share                            $       0.36      $      (0.26)        $       0.81      $      (0.27)
                                                              ============      ============         ============      ============

Net income (loss) per common share-assuming dilution          $       0.35      $      (0.26)        $       0.80      $      (0.27)
                                                              ============      ============         ============      ============

Weighted average equivalent common shares outstanding            5,584,442         5,487,794            5,535,741         5,483,514
                                                              ============      ============         ============      ============

Weighted average equivalent common shares outstanding-
assuming dilution                                                5,681,372         5,487,794            5,601,703         5,483,514
                                                              ============      ============         ============      ============

BALANCE SHEETS

                                                                           June 30,           September 30,
                                                                             2004                 2003
                                                                         ------------         ------------
                                                                         (Unaudited)

                                            ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                                         $  3,153,000         $  3,389,000
       Short-term investments                                               4,155,000            8,623,000
       Accounts receivable, net of allowance for
          doubtful accounts of $127,000 in each period                     16,769,000            9,713,000
       Prepaid expenses                                                       503,000              287,000
                                                                         ------------         ------------

                 Total current assets                                      24,580,000           22,012,000

PROPERTY, PLANT AND EQUIPMENT                                              88,867,000           81,585,000
       Less accumulated depreciation                                      (63,033,000)         (60,805,000)
                                                                         ------------         ------------

                 Net property, plant and equipment                         25,834,000           20,780,000
                                                                         ------------         ------------

                                                                         $ 50,414,000         $ 42,792,000
                                                                         ============         ============

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable                                                  $  3,077,000         $  1,237,000
       Accrued liabilities:
          Payroll costs and other taxes                                       941,000              478,000
          Other                                                               621,000              415,000
                                                                         ------------         ------------

                 Total current liabilities                                  4,639,000            2,130,000
                                                                         ------------         ------------

STOCKHOLDERS' EQUITY:
       Preferred stock-par value $1.00 per share;
          5,000,000 shares authorized, none outstanding                            --                   --
       Common stock-par value $.33 1/3 per share;
          10,000,000 shares authorized, 5,597,544 and
          5,487,794 shares issued and outstanding in
          each period                                                       1,866,000            1,829,000
       Additional paid-in capital                                          39,661,000           38,931,000
       Other comprehensive income, net of tax                                (111,000)              37,000
       Retained earnings (deficit)                                          4,359,000             (135,000)
                                                                         ------------         ------------

                 Total stockholders' equity                                45,775,000           40,662,000
                                                                         ------------         ------------

                                                                         $ 50,414,000         $ 42,792,000
                                                                         ============         ============


For additional information, please contact:

L. Decker Dawson, CEO Christina W. Hagan, CFO
At:  1-800-332-9766